Exhibit 10.46

THIRD AMENDMENT TO BUILD-TO-SUIT LEASE

This Third Amendment to Build-to-Suit Lease (“Third Amendment”) is made and entered into as of May 24, 2001, by and between BRITANNIA POINTE GRAND LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and EXELIXIS, INC. (formerly known as Exelixis Pharmaceuticals, Inc.), a Delaware corporation (“Tenant”), with reference to the following facts:

A. Landlord and Tenant are parties to a Build-to-Suit Lease dated as of May 12, 1999, as amended by a First Amendment to Build-to-Suit Lease dated as of March 29, 2000 and by a Second Amendment to Build-to-Suit Lease dated as of January 31, 2001 (collectively, as so amended, the “Existing Lease”), covering buildings occupied by Tenant at 169 Harbor Way and 170 Harbor Way, South San Francisco, California and an elevated connector bridge between those two buildings across Harbor Way. Terms used in this Third Amendment as defined terms but not defined herein shall have the meanings assigned to such terms in the Lease.

B. Landlord and Tenant are also executing, substantially concurrently with this Third Amendment, a Lease of even date herewith (the “New Lease”) covering the building presently occupied by Rigel Pharmaceuticals, Inc. at 240 East Grand Avenue, South San Francisco, California, which building is to be occupied by Tenant in the future at the time and under the conditions set forth in the New Lease.

C. The New Lease includes a “cross-default” provision providing, in substance, that any uncured default under the Existing Lease shall also constitute a default under the New Lease. By this Third Amendment, the parties wish to insert a reciprocal “cross-default” provision in the Existing Lease, as hereinafter set forth.

NOW, THEREFORE, in reliance upon the foregoing recitals and upon the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Addition of Cross-Default Provision. Section 16.1 of the Existing Lease is amended by adding, at the end thereof, the following paragraph as an additional matter constituting an event of default on the part of Tenant under the Existing Lease:

“(i) Cross-Default. Any default by Tenant under the New Lease (as defined in the Third Amendment to this Lease), to the extent such default continues beyond any applicable cure period provided in the New Lease and to the extent Landlord therefore has (and exercises concurrently with any termination of this Lease) a right to terminate the New Lease; provided, however, that the default event set forth in this Section 16.1(i) shall not apply with respect to any default by Tenant under the New Lease if, at the time of such default, any of the following conditions exists: (A) the holder of the landlord’s interest under the New Lease is neither the person or entity which is then the holder of the landlord’s interest under this Lease nor a person or entity which controls, is controlled by or is under common control with the person or entity which is then the holder of the landlord’s interest under this Lease; (B) the holder of the tenant’s interest under the New Lease is neither the person or entity which is then the holder of the tenant’s interest under this Lease nor a person or entity which controls, is controlled by or is under common control with the person or entity which is then the holder of the tenant’s interest under this Lease; or (C) either the Property under this Lease or the property subject to the New Lease is subject to one or more outstanding mortgages or deeds of trust, and the other such property is either not subject to any outstanding mortgage or deed or trust, or is subject to one or more outstanding mortgages or deeds of trust and the beneficial interest under at least one such mortgage or deed of trust on such other property is held by a person or entity as lender which is neither the holder of the beneficial interest under any of the outstanding mortgages or deeds or trust on the first such property nor a person or entity which controls, is controlled by or is under common control with the holder of the beneficial interest under any of the outstanding mortgages or deeds of trust on the first such property.”

2. Entire Agreement. The Lease, as amended by this Third Amendment, contains all the representations and the entire understanding between the parties with respect to the subject matter of this Third Amendment. Any prior correspondence, memoranda or agreements are replaced in total by this Third Amendment and the Lease as amended hereby.

3. Execution and Delivery. This Third Amendment may be executed in one or more counterparts and by separate parties on separate counterparts, but each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument.

4. Full Force and Effect. Except as expressly set forth herein, the Lease has not been modified or amended and remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have extended this Third Amendment as of the date first set forth above.

“Landlord”			“Tenant”

BRITANIA POINTE GRAND LIMITED PARTNERSHIP, a Delaware limited partnership			EXELIXIS, INC., a Delaware corporation
			By:	/S/ George A. Scangos
By:	BRITANIA POINTE GRAND, LLC, a California limited liability company, General Partner			George A. Scangos President and CEO

	By:	/s/ T.J. Bristow	By:	/s/ Glen Sato
		T.J. Bristow Its Manager, President and Chief Financial Officer	Its:	CFO